Exhibit 32(a)

                                  Certification

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
                              United States Code)

In connection with the Annual Report of Long Island Physician Holdings Corporation (the "Company") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Kolker, President and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul Kolker
---------------
Paul Kolker,
President, Chairman of the Board
November 17, 2003

This certification accompanies the above-described Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.